As filed with the Securities and Exchange Commission on March 20, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PC MALL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-4518700
(State of Other Jurisdiction	(I.R.S. Employer
of Incorporation of Organization)	Identification No.)

1940 East Mariposa Avenue

El Segundo, CA 90245

(Address of Principal Executive Offices)

Amended and Restated 1994 Stock Incentive Plan

(Full Title of Plan)

Frank F. Khulusi

Chairman of the Board and Chief Executive Officer

PC Mall, Inc.

1940 East Mariposa Avenue

El Segundo, CA 90245

(Name and Address of Agent for Service)

(310) 354-5600

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Craig S. Mordock

Jones Day

3161 Michelson Drive, Suite 800

Irvine, CA 92612
(949) 851-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	359,871	5.86	$2,108,844	$242
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)

Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq Global Market on March 16, 2012.

(3)	Consists of additional shares authorized as of January 1, 2012 under the evergreen provision of the 1994 Stock Incentive Plan, as amended.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed by PC Mall, Inc. (the “Registrant”) for the purpose of registering additional securities under the 1994 Stock Incentive Plan, as amended, of the Registrant, which are the same class as those registered under the currently effective Registration Statements on Form S-8 (Registration Nos. 333-000848, 333-76851, 333-38860, 333-66068, 333-105620, 333-120708, 333-133003, 333-141237, 333-149763, 333-158002, 333-165512 and 333-173093) relating to the 1994 Stock Incentive Plan, as amended, of the Registrant, and the contents of those Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

The number of shares of common stock of the Registrant available for issuance under the 1994 Stock Incentive Plan, as amended, of the Registrant is subject to an automatic annual increase by an amount equal to three percent (3%) of the number of shares of the Registrant’s common stock outstanding as of December 31 of the immediately preceding calendar year (the “evergreen provision”). This Registration Statement registers the 359,871 additional shares of common stock available for issuance pursuant to the evergreen provision for fiscal year 2012.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which includes audited financial statements for the Registrant’s latest fiscal year.

(b)           All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the audited financial statements described in (a) above.

(c)           The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on March 31, 1996 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.        Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation eliminates, to the fullest extent permissible under Delaware statutory or decisional law, as amended or interpreted, the personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as a director. The Registrant’s Bylaws provide that the Registrant’s directors and officers are to be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law against all expenses, liability and loss incurred in their capacity as directors and officers of the Registrant.

The Registrant has entered into indemnification agreements with each of its current directors and executive officers that provide the maximum indemnity available to directors and officers under Section 145 of the Delaware General Corporation Law and the Registrant’s Certificate of Incorporation, as well as certain procedural protections. The Registrant also maintains a directors’ and officers’ liability insurance policy insuring its directors and officers.

Item 8.        Exhibits.

4.1

Amended and Restated 1994 Stock Incentive Plan (amended as of March 22, 2007) (incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of PC Mall, Inc. (File No. 0-25790) for the period ended June 30, 2010 filed with the Commission on August 9, 2010)

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (see signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act, PC Mall, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on March 20, 2012.

PC MALL, INC.

By:	/s/ Frank F. Khulusi
Frank F. Khulusi
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank F. Khulusi and Brandon H. LaVerne, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank F. Khulusi	Chairman of the Board of Directors and Chief Executive Officer	March 20, 2012
Frank F. Khulusi	(Principal Executive Officer)

/s/ Brandon H. LaVerne	Chief Financial Officer, Chief Accounting Officer and Treasurer	March 20, 2012
Brandon H. LaVerne	(Principal Financial and Accounting Officer)

/s/ Thomas A. Maloof	Director	March 20, 2012
Thomas A. Maloof

/s/ Ronald B. Reck	Director	March 20, 2012
Ronald B. Reck

/s/ Paul C. Heeschen	Director	March 20, 2012
Paul C. Heeschen

EXHIBIT INDEX

Exhibit
Number	Description

4.1

Amended and Restated 1994 Stock Incentive Plan (amended as of March 22, 2007) (incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of PC Mall, Inc. (File No. 0-25790) for the period ended June 30, 2010 filed with the Commission on August 9, 2010)

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (see signature page)